KERKERING, BARBERIO & CO., P.A.
CERTIFIED PUBLIC ACCOUNTANTS

                      INDEPENDENT AUDITORS' CONSENT REPORT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-3 of our report dated March 12, 1996, appearing in the current report on Form 8-K of HEICO Corporation dated September 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus as it relates to these financial statements which is part of the Registration Statement.

/s/ KERKERING, BARBERIO & CO.
-----------------------------
KERKERING, BARBERIO & CO., P.A.
Sarasota, Florida

November 5, 1997